UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2008

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00646	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 37th Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 24, 2008, John J. Hannan, Chairman of the Board of Directors (the “Board”) and the Chief Executive Officer (“CEO”) of Apollo Investment Corporation (the “Corporation”), resigned as CEO of the Corporation, effective as of such date. He will continue to serve as Chairman of the Board. On the same date, James C. Zelter resigned as President and Chief Operating Officer (“COO”) of the Corporation and Patrick J. Dalton resigned as Executive Vice President of the Corporation, both resignations are effective immediately.

(c) On November 24, 2008, the Corporation’s Board elected James C. Zelter, age 46, as CEO of the Corporation. Mr. Zelter joined Apollo Management, L.P. in May 2006. He currently serves as the managing partner of Apollo Capital Management (“ACM”). The funds in the ACM platform include: Apollo Investment Management, L.P. (“AIM”), Strategic Value Fund, Apollo Investment Europe (“AIE”), Apollo Asia Opportunity Fund and Apollo European Principal Finance Fund. Prior to joining the Corporation, Mr. Zelter was with Citigroup and its predecessor companies from 1994 to 2006. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for the firm’s Global High Yield franchise.

Also on November 24, 2008, the Corporation’s Board elected Patrick J. Dalton, age 40, as President and COO of the Corporation. Mr. Dalton joined AIM in June 2004 as a partner and a member of AIM’s Investment Committee. He became an executive officer of the Corporation in November 2006. Mr. Dalton is also currently serving as Chief Investment Officer of AIM and a member of the Investment Committee of AIE. Before joining the Corporation, Mr. Dalton was a Vice President with Goldman, Sachs & Co.’s Principle Investment Area with a focus on mezzanine investing since 2000.

(d) Additionally, on November 24, 2008, the Corporation announced that James C. Zelter has been appointed to the Corporation’s Board effective immediately.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated November 24, 2008, announcing the addition to the Corporation’s Board of Directors and the appointment of certain officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION

Date: November 24, 2008	By:	/s/ Gordon E. Swartz
	Name:	Gordon E. Swartz
	Title:	Corporate Secretary